Independent Auditors' Consent


     To The Board of Trustees and Shareholders of
     Tax-Free Fund of Colorado:

     We consent to the use of our report dated February 18, 2000 incorporated herein by reference and to the references to our firm under the headings "Financial
     Highlights" in the Prospectus and "Transfer Agent,
     Custodian and Auditors" in the Statement of Additional
     Information.

     KPMG LLP
     /s/KPMG LLP
     New York, New York
     April 26, 2000